UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C. 20549

                          FORM 8-K

                       CURRENT REPORT


PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                        ACT OF 1934

Date of Report (Date of earliest event reported)      March 19, 1996

                         (March 12, 1996)

Commission File Number                        0-18550

                           NTS Mortgage Income Fund
           (Exact name of registrant as specified in its charter)

         Delaware                           61-1146077
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)    No.)

   10172 Linn Station Road
   Louisville, Kentucky                         40223
(Address of principal executive              (Zip Code)
offices)

Registrant's telephone number,
including area code                         (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

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Item 5.  Other Items

         On March 12, 1996 the Board of Directors of the NTS Mortgage Income Fund (the "Fund") increased the number of directors on the Fund's Board of Directors from three to five. Pursuant to the terms of the Fund's By-Laws, vacancies among the Independent Directors shall be filled for the unexpired term by the remaining Independent Directors. Likewise, vacancies among the Affiliated Directors shall be filled for the unexpired term by the remaining Affiliated Directors. The independent members of the Fund's Board of Directors have appointed Mr. Gerald B. Thomas, and the Affiliated Director has appointed Mr. Richard L. Good, to fill the vacancies created as a result of the increase in the number of directors.
         Mr. Thomas, age 57, is currently Vice President, Commercial Real Estate Loans for Citizens Bank of Kentucky. Mr. Good, age 56, is currently President and Chief Operating Officer of NTS Corporation, the Fund's Sponsor, as well as President of the Fund. Messrs. Thomas and Good will serve as members of the Board of Directors until the next annual meeting of shareholders and until they or their successors are duly elected and qualified.

                         SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, NTS Mortgage Income Fund has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NTS MORTGAGE INCOME FUND


/s/ John W. Hampton                          Date:  March 19, 1996
John W. Hampton
Secretary/Treasurer of the
NTS Mortgage Income Fund
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